EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

      We hereby consent to the incorporation of our report dated March 31, 2005, except for Note 18, as to which the date is June 20, 2005, included in this 10-KSB, in the previously filed Registration Statements of Infinite Group, Inc. on Form S-8 (No. 333-36266) and Form S-2 (No. 333-51768).

        FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
July 22, 2005